      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY   , 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

PUBLIC SERVICE ENTERPRISE                                                         ENTERPRISE CAPITAL TRUST II
    GROUP INCORPORATED                                                           ENTERPRISE CAPITAL TRUST III
(Exact name of registrant                                        (Exact name of registrants as specified in Trust Agreements)
 as specified in charter)
        NEW JERSEY            (State or other jurisdiction of                              DELAWARE
        22-2625848            incorporation or organization)                              22-3577992
                                                                                          22-3577994

                     (I.R.S. Employer Identification No.)

                                 80 PARK PLAZA
                                 P.O. BOX 1171
                           NEWARK, NEW JERSEY 07101
                                (973) 430-7000
       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                            ------------------------
                                ROBERT C. MURRAY
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 80 PARK PLAZA
                                 P.O. BOX 1171
                            NEWARK, NEW JERSEY 07101
                                 (973) 430-7000
      (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

                                WITH COPIES TO:

 JAMES T. FORAN, ESQUIRE     HOWARD G. GODWIN, JR., ESQUIRE
ASSOCIATE GENERAL COUNSEL           BROWN & WOOD LLP
      80 PARK PLAZA              ONE WORLD TRADE CENTER
      P.O. BOX 1171             NEW YORK, NEW YORK 10048
NEWARK, NEW JERSEY 07101

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  After the Registration Statement becomes effective, as determined by market conditions and other factors.
                            ------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                       CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING
        SECURITIES TO BE REGISTERED (1)              REGISTERED (2)         UNIT (3)(4)           PRICE (3)(4)
Public Service Enterprise Group Incorporated
  Senior Debt Securities......................
Public Service Enterprise Group Incorporated
  Subordinated Debt Securities................
Enterprise Capital Trust II and III
  Trust Preferred Securities..................
Public Service Enterprise Group Incorporated
  Guarantees with respect to Trust
  Preferred Securities (5)....................
Public Service Enterprise Group Incorporated
  Deferrable Interest Subordinated Debentures...
Total.........................................        $500,000,000              100%              $500,000,000

             TITLE OF EACH CLASS OF                    AMOUNT OF
        SECURITIES TO BE REGISTERED (1)             REGISTRATION FEE
Public Service Enterprise Group Incorporated
  Senior Debt Securities......................
Public Service Enterprise Group Incorporated
  Subordinated Debt Securities................
Enterprise Capital Trust II and III
  Trust Preferred Securities..................
Public Service Enterprise Group Incorporated
  Guarantees with respect to Trust
  Preferred Securities (5)....................
Public Service Enterprise Group Incorporated
  Deferrable Interest Subordinated Debentures...
Total.........................................          $147,500

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(2) There is being registered hereunder (a) a presently indeterminate principal amount of Senior Debt Securities and Subordinated Debt Securities and (b) a presently indeterminate number of Trust Preferred Securities of Enterprise Capital Trust II and III and related Guarantees and Deferrable Interest Subordinated Debentures of Public Service Enterprise Group Incorporated for which no separate consideration will be received, all with an aggregate initial offering price not to exceed $500,000,000.
(3) Estimated solely for the purpose of determining the registration fee.
(4) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the securities being offered.
(5) This registration is deemed to include the rights of holders of the Trust Preferred Securities under the Guarantees and certain backup undertakings as described in the Registration Statement.
                            ------------------------
   Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses included in this registration statement are combined prospectuses relating also to registration statement no. 333-43241 previously filed by the registrants on Form S-3 and declared effective on January 8, 1998. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to registration statement 333-43241, and such post-effective amendment no. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with section 8(c) of the Securities Act of 1933.
                            ------------------------
   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

   This Registration Statement contains the following two separate prospectuses:

   1. A form of prospectus to be used in connection with offerings by Public Service Enterprise Group Incorporated of its Senior Debt Securities and Subordinated Debt Securities (together, the "Debt Securities").

   2. A form of prospectus to be used in connection with offerings by Enterprise Capital Trust II and Enterprise Capital Trust III of Trust Preferred Securities, together with related debt securities and guarantees of Public Service Enterprise Group Incorporated.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THESE PROSPECTUSES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS         SUBJECT TO COMPLETION, DATED MAY    , 1998

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                DEBT SECURITIES
                            ------------------------

     Public Service Enterprise Group Incorporated ("Enterprise") may offer from time to time, together or separately, (i) one or more series of its unsecured debt securities ("Debt Securities") which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") in priority of payment.

     The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of Enterprise. The Subordinated Securities will be unsecured and subordinated as described under "Description of Debt Securities -- Subordination."

     When a particular series of Debt Securities is offered, a supplement to this Prospectus (a "Prospectus Supplement") setting forth certain terms of the offered Debt Securities (the "Offered Securities") will be delivered together with this Prospectus. The applicable Prospectus Supplement, among other things and where applicable, will include the specific designation, priority, aggregate principal amount, rate (which may be fixed or variable) and time of payment of any interest, authorized denominations, maturity, offering price, place or places of payment, redemption terms at the option of Enterprise, terms of any repayment at the option of the holder, terms for sinking fund payments, terms for conversion or exchange into other securities, provisions regarding original issue discount securities and other terms of such Debt Securities. The applicable Prospectus Supplement may also contain applicable information about certain federal income tax, accounting and other considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

     The aggregate initial public offering price of all Debt Securities which may be sold under this Prospectus shall not exceed $500,000,000 less the aggregate initial public offering price of any securities of certain Enterprise funding entities which are sold under a separate prospectus which also constitutes a part of the Registration Statement of which this Prospectus constitutes a part. See "Available Information."

     Enterprise may sell the Debt Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent's commission, underwriter's discount or dealer's purchase price and the net proceeds to Enterprise from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for any such agents, underwriters and dealers.

     This Prospectus may not be used to consummate sales of the Debt Securities without the delivery of one or more Prospectus Supplements.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                The date of this Prospectus is          , 1998.

                             AVAILABLE INFORMATION

     Public Service Enterprise Group Incorporated, a New Jersey corporation, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. and at its regional offices at 500 West Madison Street, Chicago, Illinois and 7 World Trade Center, New York, New York. Copies of such reports and other information may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. Such reports and other information can also be inspected at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of Enterprise's securities are listed. In addition, the SEC maintains a Web site that contains reports, proxy and other information regarding registrants that file electronically with the SEC. The address of such Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by Enterprise with the SEC pursuant to the Exchange Act, are incorporated herein by reference:

          1. Enterprise's Annual Report on Form 10-K for the year ended December 31, 1997.

          2. Enterprise's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and the accompanying Prospectus Supplement and shall be a part hereof and thereof from the date of filing of such document. Any statement contained herein or therein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein and therein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein and therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

     Enterprise undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus and the accompanying Prospectus Supplement are delivered, upon written or oral request of such person, a copy of any or all documents described above, other than exhibits to such documents not specifically incorporated by reference therein. Such requests should be directed to the Director-Investor Relations, Public Service Electric and Gas Company, 80 Park Plaza, T6B, P.O. Box 570, Newark, New Jersey 07101, telephone (973) 430-6503.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     Enterprise is a public utility holding company that neither owns nor operates any physical properties. Enterprise has two direct, wholly owned subsidiaries, Public Service Electric and Gas Company ("PSE&G") and Enterprise Diversified Holdings Incorporated ("EDHI"). Enterprise's principal subsidiary, PSE&G, is an operating public utility providing electric and gas service in certain areas of the State of New Jersey. EDHI is the parent of Enterprise's non-utility businesses: Community Energy Alternatives Incorporated, Public Service Resources Corporation, Energis Resources Incorporated, Enterprise Group Development Corporation, PSEG Capital Corporation and Enterprise Capital Funding Corporation.

     Enterprise's executive offices are located at 80 Park Plaza, Newark, New Jersey 07101, and its telephone number is (973) 430-7000.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Debt Securities will be added to Enterprise's general funds and will be used for general corporate purposes, including but not limited to additional investments in its subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

     Enterprise may issue (either separately or together with other Offered Securities) its Debt Securities from time to time. The Senior Securities will be issued under an Indenture (the "Senior Indenture") to be entered into between Enterprise and First Union National Bank, Trustee (the "Senior Trustee"), and the Subordinated Securities will be issued under an Indenture

(the "Subordinated Indenture") to be entered into between Enterprise and First Union National Bank, Trustee (the "Subordinated Trustee"). The term "Trustee" as used herein refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the registration statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The following summary of certain provisions of the Indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indentures, including the definitions of certain terms therein. Parenthetical references below are to the Indentures or to the TIA, as applicable.

PROVISIONS APPLICABLE TO BOTH THE SENIOR AND SUBORDINATED INDENTURES

  GENERAL

     The Debt Securities will be unsecured obligations of Enterprise. The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of Enterprise. The Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of Enterprise as described under " -- Subordinated Indenture
Provisions -- Subordination".

     Each Indenture provides that any Debt Securities proposed to be sold pursuant to this Prospectus and the accompanying Prospectus Supplement ("Offered Debt Securities"), as well as other unsecured debt securities of Enterprise, may be issued under such Indenture in one or more series, in each case as authorized from time to time by Enterprise. The particular terms of the Offered Debt Securities and any modifications of or additions to the general terms of the Debt Securities as described herein that may be applicable in the case of the Offered Debt Securities are described in the Prospectus Supplement. Accordingly, for a description of the terms of any Offered Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Debt Securities set forth in this Prospectus.

     With respect to the Offered Debt Securities, reference is made to the Prospectus Supplement for the following terms:

             (1) The title of such Debt Securities and whether such Debt Securities will be Senior Securities or Subordinated Securities.

             (2) The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.

             (3) If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.

             (4) The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.

             (5) The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

             (6) The date or dates on which or the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of Enterprise and whether Enterprise is to have that option.

             (7) The obligation, if any, of Enterprise to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.

             (8) Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and VICE VERSA (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificate form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depository for such Debt Securities.

             (9) Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more Currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined.

             (10) The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Debt Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange and where notices or demands to or upon Enterprise in respect of such Debt Securities and the applicable Indenture may be served.

             (11) The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of Registered Securities and $5,000 in the case of Bearer Securities.

             (12) If other than the applicable Trustee, the identity of each Security Registrar and/or Paying Agent.

             (13) The date as of which any Bearer Securities of the series and any temporary Debt Security issued in global form representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.

             (14) The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the applicable Indenture described under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.

             (15) The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the applicable Indenture.

             (16) If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.

             (17) Whether and under what circumstances Enterprise will pay Additional Amounts, as contemplated by Section 1004 of the applicable Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the applicable Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether Enterprise will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).

             (18) The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

             (19) Any deletions from, modifications of or additions to the Events of Default or covenants of Enterprise with respect to such Debt Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the applicable Indenture).

             (20) Whether such Debt Securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.

             (21) Any other terms of such Debt Securities.

     If applicable, the Prospectus Supplement will also set forth information concerning any other Securities offered thereby and a discussion of federal income tax considerations relevant to the Debt Securities being offered.

     For purposes of this Prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

     Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable Prospectus Supplement.

     Each Indenture provides that the Debt Securities which are the subject of this Prospectus and additional unsecured debt securities of Enterprise, unlimited as to aggregate principal amount, may be issued in one or more series thereunder, in each case as authorized from time to time by or pursuant to authority granted by the Board of Directors of Enterprise. (Section 301 of each Indenture) Debt Securities so issued under an Indenture are herein collectively referred to, when a single Trustee is acting for all debt securities issued under such Indenture, as the "Indenture Securities". Each Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture Securities. See also "Resignation of Trustee" herein. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term "Indenture Securities", as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the Indenture Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

     The general provisions of the Indentures do not contain any provisions that would limit the ability of Enterprise to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving Enterprise. Reference is made to the Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of Enterprise that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     Enterprise has the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created).

DENOMINATIONS, REGISTRATION AND TRANSFER

     Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indentures also provide that Debt Securities of a series may be issuable in global form. See " -- Book-Entry Debt Securities". Unless otherwise provided in the Prospectus Supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of Registered Securities) and in the denomination of $5,000 (in the case of Bearer Securities). Unless otherwise indicated in the Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201 of each Indenture)

     Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the Prospectus Supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the Prospectus Supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305 of each Indenture)

     Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange (i) at each office or agency required to be maintained by Enterprise for payment of such series as described in "Payment and Paying Agents", and (ii) at each other office or agency that Enterprise may designate from time to time for such purposes. No service charge will be made for any transfer or exchange of Debt Securities, but Enterprise may require payment of any tax or other governmental charge payable in connection therewith. (Section 305 of each Indenture)

     Enterprise will not be required to (i) issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or (iv) issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305 of each Indenture)

PAYMENT AND PAYING AGENTS

     Unless otherwise provided in the Prospectus Supplement, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by Enterprise in Newark, New Jersey and New York, New York, except that at the option of Enterprise interest (including Additional Amounts, if any) may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 301, 1001 and 1002 of each Indenture) Unless otherwise provided in the Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307 of each Indenture)

     If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the Prospectus Supplement, Enterprise will be required to maintain an office or agency (i) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (ii) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise); provided that, if required in connection with any listing of such Debt Securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, Enterprise will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002 of each Indenture) The initial locations of such offices and agencies will be specified in the Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002 of each Indenture) Unless otherwise provided in the Prospectus Supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001 of each Indenture) Unless otherwise provided in the Prospectus Supplement, no payment with respect to any Bearer Security will be made at any office or agency of Enterprise in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of Enterprise's Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002 of each Indenture)

     Enterprise may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

EVENTS OF DEFAULT

     The following will constitute Events of Default under each Indenture, or of any coupon upon or any Additional Amounts payable in respect of any Debt Security of that series or of any coupon appertaining thereto, (i) default in the payment of the principal of (or premium, if any, on) any Debt Security of that series when the same becomes due and payable, whether at its maturity, earlier redemption or repayment or otherwise and continuance of such default for a period of

30 days; (ii) default in the deposit of any sinking fund payment when due by the terms of any Debt Security of that series; (iii) default in the performance, or breach, of any covenant or agreement of Enterprise in the applicable Indenture with respect to any Debt Security of that series, continued for 60 days after written notice to Enterprise; (iv) certain events in bankruptcy, insolvency or reorganization affecting Enterprise; and (v) any other Event of Default provided with respect to Debt Securities of that series. (Section 501 of each Indenture) Enterprise is required to file with the applicable Trustee, annually, an officer's certificate as to Enterprise's compliance with all conditions and covenants under the applicable Indenture. (Section 1005 of each Indenture) Each Indenture provides that the applicable Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on such Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of such series to do so. (Section 601 of each Indenture)

     If an Event of Default with respect to Debt Securities of a series has occurred and is continuing, the applicable Trustee or the holders of not less than 25% in principal amount of Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series due and payable immediately. (Section 502 of each Indenture)

     Subject to the provisions of the applicable Indenture relating to the duties of the Trustee thereunder, in case an Event of Default with respect to Debt Securities of a series has occurred and is continuing, such Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of the holders of Debt Securities of that series, unless such holders have offered such Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 507 of each Indenture and TIA Section 315) Subject to such provisions for the indemnification of the applicable Trustee, the holders of a majority in principal amount of the Outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee with respect to the Debt Securities of that series. (Section 512 of each Indenture)

     The holders of a majority in principal amount of the Outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the applicable Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts payable in respect of any Debt Security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Outstanding Debt Security of such series affected thereby. (Section 513 of each Indenture)

MERGER OR CONSOLIDATION

     Each Indenture provides that Enterprise may not consolidate with or merge with or into any other corporation or convey or transfer its properties and assets as an entirety or substantially as an entirety to any Person, unless either Enterprise is the continuing corporation or such corporation or Person assumes by supplemental indenture all the obligations of Enterprise under such Indenture and the Indenture Securities issued thereunder and immediately after the transaction no default shall exist. In addition, under the Indentures, no such consolidation, merger or transfer may be made if as a result thereof any property or assets of Enterprise would become subject to any mortgage, lien or other encumbrance unless such Indenture Securities are secured equally and ratably with or prior to the debt secured by such mortgage, lien or other encumbrance. (Section 801 of each Indenture)

MODIFICATION OR WAIVER

     Modification and amendment of an Indenture may be made by Enterprise and the Trustee thereunder with the consent of the holders of a majority in principal amount of all Outstanding Indenture Securities issued thereunder that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Indenture Security affected thereby, among other things: (i) change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Indenture Security; (ii) reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, any such Indenture Security;
(iii) change any obligation of Enterprise to pay Additional Amounts in respect of any such Indenture Security; (iv) reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy; (v) adversely affect any right of repayment at the option of the holder of any such Indenture Security; (vi) change the place or Currency of payment of

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
principal of, or any premium or interest on, any such Indenture Security; (vii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date therefor; (viii) adversely affect any right to convert or exchange any Indenture Security; (ix) reduce the percentage in principal amount of such Outstanding Indenture Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of such Indenture or to waive certain defaults thereunder; (x) reduce the requirements for voting or quorum described below; or (xi) modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Indenture Security affected thereby. (Section 902 of each Indenture)

     In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each Outstanding Subordinated Security affected thereby, modify any of the provisions of such Indenture relating to the subordination of the Subordinated Securities in a manner adverse to the holders thereof and no such modification or amendment may adversely affect the rights of any holder of Senior Indebtedness under Article Sixteen of the Subordinated Indenture (described under the caption " -- Subordinated Indenture Provisions -- Subordination") without the consent of such holder of Senior Indebtedness. (Sections 902 and 907 of the Subordinated Indenture)

     The holders of a majority in aggregate principal amount of Outstanding Indenture Securities have the right to waive compliance by Enterprise with certain covenants in the applicable Indenture. (Section 1006 of each Senior Indenture)

     Modification and amendment of an Indenture may be made by Enterprise and the applicable Trustee thereunder, without the consent of any holder, for any of the following purposes: (i) to evidence the succession of another Person to Enterprise as obligor under such Indenture; (ii) to add to the covenants of Enterprise for the benefit of the holders of all or any series of Indenture Securities issued under such Indenture and any related coupons or to surrender any right or power conferred upon Enterprise by such Indenture; (iii) to add Events of Default for the benefit of the holders of all or any series of Indenture Securities; (iv) to add to or change any provisions of such Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Indenture Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Indenture Securities or any related coupons; (v) to change or eliminate any provisions of such Indenture, provided that any such change or elimination will become effective only when there are no such Indenture Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions; (vi) to secure the Indenture Securities under the applicable Indenture pursuant to the requirements of Section 801 of such Indenture, or otherwise; (vii) to establish the form or terms of such Indenture Securities of any series and any related coupons; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under such Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in such Indenture, provided such action does not adversely affect the interests of holders of Indenture Securities of a series issued thereunder or any related coupons in any material respect; or (x) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of Indenture Securities thereunder, provided that such action shall not adversely affect the interests of the holders of any such Indenture Securities and any related coupons in any material respect. (Section 901 of each Indenture)

     In determining whether the holders of the requisite principal amount of Outstanding Indenture Securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of Indenture Securities thereunder,
(i) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (ii) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of such Indenture and (iii) Indenture Securities owned by Enterprise or any other obligor upon the Indenture Securities or any Affiliate of Enterprise or of such other obligor shall be disregarded. (Section 101 of each Indenture)

     Each Indenture contains provisions for convening meetings of the holders of Indenture Securities of a series if Indenture Securities of that series are issuable as Bearer Securities. (Section 1501 of each Indenture) A meeting may be called at any time by the applicable Trustee, and also, upon request, by Enterprise or the holders of at least 10% in principal amount of the Outstanding Indenture Securities of that series, in any such case upon notice given as provided in the applicable Indenture. (Section 1502 of each Indenture) Except for any consent that must be given by the holder of each Indenture Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Indenture Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Indenture Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Indenture Securities of that series. Any resolution passed or decision taken at any meeting of holders of Indenture Securities of a series duly held in accordance with the applicable Indenture will be binding on all holders of Indenture Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Indenture Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Indenture Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Indenture Securities of that series will constitute a quorum. (Section 1504 of each Indenture)

     Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Indenture Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Indenture Securities affected thereby or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Indenture Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture. (Section 1504 of each Indenture)

SATISFACTION AND DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Enterprise may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year ) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401 of each Indenture)

     Each Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, Enterprise may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (b) to be released from its obligations under any covenant specified pursuant to Section 301 with respect to such Debt Securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by Enterprise with the applicable Trustee (or other qualifying trustee), in trust, of (i) an amount in U.S. dollars, (ii) Government Obligations (as defined below) applicable to such Debt Securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount, or (iii) a combination thereof in an amount, sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, Enterprise has delivered to the applicable Trustee an Opinion of Counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue

Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404 of each Indenture)

     "Government Obligations" means securities which are (i) direct obligations of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. "Government Obligations" also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt. (Section 101 of each Indenture)

     In the event Enterprise effects covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (4) under "Events of Default" (Section 501 of each Indenture) with respect to Section 1006 of each Indenture (which Section would no longer be applicable to such Debt Securities or any related coupons) or described in clause (4) or (6) under "Events of Default" (Section 501 of each Indenture) with respect to any other covenant to which there has been defeasance, the amount of Government Obligations and funds on deposit with the applicable Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, Enterprise would remain liable to make payment of such amounts due at the time of, acceleration. (Section 501 of each Indenture)

     If the applicable Trustee or any Paying Agent is unable to apply any money in accordance with the applicable Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then Enterprise's obligations under such Indenture and such Debt Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to such Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with such Indenture; provided, however, that if Enterprise makes any payment of principal of (or premium, if any) or interest, if any, on any such Debt Security or any related coupon following the reinstatement of its obligations, Enterprise shall be subrogated to the rights of the holders of such Debt Securities and any related coupons to receive such payment from the money held by such Trustee or Paying Agent.

     The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

BOOK-ENTRY DEBT SECURITIES

     Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global Security"). Unless otherwise provided in the Prospectus Supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by Enterprise to the applicable Trustee, and then by such Trustee to the depository.

     Enterprise anticipates that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Additional or differing terms of the depository arrangements will be described in the Prospectus Supplement.

     So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

     If (i) DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by Enterprise within 90 days following notice to Enterprise; (ii) Enterprise determines, in its sole discretion, not to have any Debt Securities represented by one or more Global Securities, or (iii) an Event of Default under the applicable Indenture has occurred and is continuing, then Enterprise will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the Prospectus Supplement, Debt Securities so issued in certificated form will be issued in denominations of [$1,000] or any integral multiple thereof and will be issued in registered form only, without coupons.

     The following is based on information furnished by DTC:

     DTC will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully registered Debt Security certificate is issued with respect to each $200 million of principal amount of the Debt Securities of a series, and an additional certificate is issued with respect to any remaining principal amount of such series.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

     To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

     Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Debt Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede

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
& Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

     Payments of principal of (and premium, if any) and interest on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the Paying Agent or Enterprise, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any) and interest to DTC will be the responsibility of Enterprise or the Paying Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to Enterprise or the applicable Paying Agent. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.

     Enterprise may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that Enterprise believes to be reliable, but Enterprise takes no responsibility for the accuracy thereof.

     Unless stated otherwise in the Prospectus Supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be Direct Participants in DTC.

     None of Enterprise, any underwriter or agent, the applicable Trustee or any applicable Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

RESIGNATION OF TRUSTEE

     The Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608 of each Indenture) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609 of each Indenture), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

SUBORDINATED INDENTURE PROVISIONS

     SUBORDINATION

     Upon any distribution of assets of Enterprise upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of Enterprise to make payment of the principal (and premium, if any) and interest, if any, on the Subordinated Securities will not otherwise be affected. (Section 1604 of the Subordinated Indenture) In addition, no payment on account of principal (or premium, if any), sinking funds or interest, if any, may be made on the Subordinated Securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. (Section 1603 of the Subordinated Indenture) In the event that, notwithstanding the foregoing, any such payment by Enterprise is received by the Subordinated Trustee or the holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon such distribution of Enterprise, the holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities.

(Section 1602 of the Subordinated Indenture) By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of Enterprise may recover more, ratably, than holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture. (Section 1402 of the Subordinated Indenture). Senior Indebtedness is defined in the Subordinated Indenture as (a) the principal of and premium, if any, and unpaid interest on
(i) indebtedness of Enterprise (including indebtedness of others guaranteed by Enterprise), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indenture Securities issued under the Subordinated Indenture and securities issued under the Indenture dated as of January 1, 1998, including the 7.44% Deferrable Interest Subordinated Debentures, Series A of Enterprise), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Subordinated Securities, and (ii) renewals, extensions, modifications and refundings of any such indebtedness. (Section 101 of the Subordinated Indenture)

     The Debt Securities are senior and prior in right of payment to the 7.44% Deferrable Interest Subordinated Debentures, Series A of the Enterprise and any guarantees issued in connection therewith and will be senior and prior in right of payment to any debt securities or guarantees which may be issued in connection with issuances of trust preferred securities by Enterprise Capital Trust II or Enterprise Capital Trust III.

     If this prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

THE TRUSTEE UNDER THE INDENTURES

     Enterprise maintains ordinary banking relationships with First Union National Bank, including credit facilities and lines of credit. First Union National Bank also serves as trustee under other indentures under which Enterprise or its subsidiaries is the obligor.

                              PLAN OF DISTRIBUTION

     Enterprise may sell the Offered Securities to or through underwriters, dealers, or agents. or directly to one or more other purchasers.

     The Prospectus Supplement sets forth the terms of the offering of the particular series or issue of Offered Securities to which such Prospectus Supplement relates, including, as applicable, (i) the name or names of any underwriters or agents with whom Enterprise has entered into arrangements with respect to the sale of such Offered Securities, (ii) the initial public offering or purchase price of such Offered Securities, (iii) any underwriting discounts, commissions and other items constituting underwriters' compensation from Enterprise and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers, (iv) any commissions paid to any agents, (v) the net proceeds to Enterprise and (vi) the securities exchanges, if any, on which such of Offered Securities will be listed.

     Unless otherwise set forth in the Prospectus Supplement relating to a particular series or issue of Offered Securities, the obligations of the underwriters to purchase such Offered Securities will be subject to certain conditions precedent and each of the underwriters with respect to such Offered Securities will be obligated to purchase all of the Offered Securities of such series or issue allocated to it if any such Offered Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The Offered Securities may be offered and sold by Enterprise directly or through agents designated by Enterprise from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named in, and any commissions payable by the Company to such agent will be set forth in, the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, each such agent will be acting on a best efforts basis for the period of its appointment.

     Any underwriters, dealers or agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers and agents may be entitled, under agreements entered into with Enterprise, to indemnification by Enterprise against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL OPINIONS

     The validity of the Securities will be passed upon for Enterprise by James
T. Foran, Esquire, Associate General Counsel or R. Edwin Selover, Esquire, Vice President and General Counsel, and for any underwriters, dealers or agents by Brown & Wood LLP, One World Trade Center, New York, New York 10048. Messrs. Selover and Foran are also employees of PSE&G.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules of Enterprise incorporated in this Prospectus by reference from Enterprise's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THESE PROSPECTUSES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED              , 1998
PROSPECTUS
                          ENTERPRISE CAPITAL TRUST II
                          ENTERPRISE CAPITAL TRUST III
                           TRUST PREFERRED SECURITIES
                GUARANTEED TO THE EXTENT THE ISSUER THEREOF HAS
                     AVAILABLE FUNDS AS SET FORTH HEREIN BY
                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                            ------------------------

     Enterprise Capital Trust II and Enterprise Capital Trust III, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers") may severally offer, from time to time, their respective trust preferred securities (the "Preferred Securities") representing undivided beneficial interests in the assets of such Issuer. Public Service Enterprise Group Incorporated, a New Jersey corporation ("Enterprise"), will be the owner of beneficial interests represented by the common securities (the "Common Securities") of each Issuer. First Union National Bank is the Property Trustee of each Issuer. Concurrently with the issuance by each Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof, together with the consideration paid by Enterprise for the Common Securities of such Issuer, in a corresponding series of Enterprise's deferrable interest subordinated debentures (the "Debentures"). The Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of Enterprise. The Debentures will be the sole assets of each Issuer and payments in respect of the Debentures will be the only revenues of each Issuer.

     Pursuant to a guarantee agreement to be entered into by Enterprise with respect to each series of Preferred Securities (each, a "Guarantee"), Enterprise will agree to make payments of cash distributions with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities but only to the extent that such Issuer holds funds available therefor and has not made such payments. The obligations of Enterprise under each Guarantee will be subordinate and junior in right of payment to all general liabilities of Enterprise. As described herein, each Guarantee, together with Enterprise's obligations under the Debentures, the Indenture relating to such Debentures and the Amended and Restated Trust Agreement for each Issuer, will provide for Enterprise's full, irrevocable and unconditional guarantee of the Preferred Securities.

     The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $500,000,000, less the aggregate initial public offering price of any securities of Enterprise which are sold under a separate prospectus which also constitutes a part of the Registration Statement of which this Prospectus constitutes a part. Certain specific terms of an Issuer's Preferred Securities will be set forth in an accompanying Prospectus Supplement, including where applicable and to the extent not set forth herein, the identity of such Issuer, the specific title, the aggregate number, the distribution rate (or the method for determining such rate) and frequency, the liquidation amount, redemption provisions, the right, if any, of Enterprise to dissolve such Issuer and, after satisfaction of liabilities to creditors of the Issuer, cause the corresponding series of Debentures to be distributed to the holders of such Issuer's Preferred Securities and Common Securities, the period during which interest on the corresponding series of Debentures may be deferred, the initial public offering price, and any other special terms, as well as any planned listing on a securities exchange, of such Preferred Securities.

     The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution." The names of any such underwriters or dealers involved in the sale of the Preferred Securities of a particular Issuer, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in the accompanying Prospectus Supplement. The net proceeds to each Issuer will also be set forth in the accompanying Prospectus Supplement.

     The accompanying Prospectus Supplement will contain information concerning material federal income tax considerations applicable to the Preferred Securities offered thereby.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                The date of this Prospectus is          , 1998.

                       STATEMENT OF AVAILABLE INFORMATION

     Public Service Enterprise Group Incorporated, a New Jersey corporation, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. and at its regional offices at 500 West Madison Street, Chicago, Illinois and 7 World Trade Center, New York, New York. Copies of such reports and other information may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549-1004 at prescribed rates. Such reports and other information can also be inspected at the New York Stock Exchange, Inc. (the "New York Stock Exchange") where certain of Enterprise's securities are listed. In addition, the SEC maintains a Web site that contains reports, proxy and other information regarding registrants that file electronically with the SEC. The address of such Web site is http://www.sec.gov.

     No separate financial statements of Enterprise Capital Trust II or Enterprise Capital Trust III, each a statutory business trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), have been included herein. Enterprise and the Issuers do not consider that such financial statements would be material to holders of any Issuer's trust preferred securities (the "Preferred Securities") because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding series of deferrable interest subordinated debentures (the "Debentures") of Enterprise and issuing Preferred Securities and common securities (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in such Debentures. See "The Issuers," "Description of the Preferred Securities" and "Description of the Debentures."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by Enterprise with the SEC pursuant to the Exchange Act, are incorporated herein by reference:

          1. Enterprises's Annual Report on Form 10-K for the year ended December 31, 1997.

          2. Enterprise's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the related Preferred Securities shall be deemed to be incorporated by reference in this Prospectus and the accompanying Prospectus Supplement and shall be a part hereof and thereof from the date of filing of such document. Any statement contained herein or therein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein and therein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein and therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

     Enterprise undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus and the accompanying Prospectus Supplement are delivered, upon written or oral request of such person, a copy of any or all documents described above, other than exhibits to such documents not specifically incorporated by reference therein. Such requests should be directed to the Director-Investor Relations, Public Service Electric and Gas Company, 80 Park Plaza, T6B, P.O. Box 570, Newark, New Jersey 07101, telephone (973) 430-6503.

                                  THE ISSUERS

     Each of Enterprise Capital Trust II and Enterprise Capital Trust III is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by Enterprise, as sponsor for each Issuer, and the Issuer Trustees (as defined below) and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     Each Issuer exists for the exclusive purposes of issuing and selling its Trust Securities and using the proceeds from the sale of its Trust Securities to acquire a corresponding series of Debentures, maintaining the status of the Issuer as a grantor trust for federal income tax purposes and engaging in those activities necessary, convenient or incidental to the foregoing. All of the Common Securities of each Issuer will be owned by Enterprise. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of that Issuer, except that upon the occurrence and continuance of an event of default with respect to the corresponding series of Debentures (a "Debenture Event of Default") under the Indenture dated as of January 1, 1998 (as amended and supplemented from time to time, the "Indenture") between Enterprise and First Union National Bank, as trustee (the "Debenture Trustee"), the rights of the holders of such Common Securities to payment of cash distributions ("Distributions") and payments upon redemption and liquidation will be subordinated to the rights of the holders of such Preferred Securities. The Indenture will be qualified as an indenture under the Trust Indenture Act.

     Each Issuer's business and affairs are conducted by three trustees, each appointed by Enterprise as holder of the Common Securities: (i) First Union National Bank (the "Property Trustee"); (ii) an affiliate of the Property Trustee that has its principal place of business in the State of Delaware (the "Delaware Trustee"); and (iii) one individual trustee who is an employee or officer of or affiliated with Enterprise (the "Administrative Trustee," and collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). The holder of the Common Securities, or the holders of at least a majority in aggregate liquidation amount of an Issuer's Preferred Securities if an event of default under the Trust Agreement (a "Trust Agreement Event of Default") has occurred and is continuing, will be entitled to remove and replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Issuer Trustees are governed by the applicable Trust Agreement.

     Pursuant to the Trust Agreement of each Issuer, Enterprise will pay all fees and expenses related to that Issuer and the offering of its Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of that Issuer except such Issuer's obligations under its Preferred Securities.

     The principal place of business of each Issuer is 80 Park Plaza, Newark, New Jersey 07101, and its telephone number is (973) 430-7000.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     Enterprise is a public utility holding company that neither owns nor operates any physical properties. Enterprise has two direct, wholly owned subsidiaries, Public Service Electric and Gas Company ("PSE&G") and Enterprise Diversified Holdings Incorporated ("EDHI"). Enterprise's principal subsidiary, PSE&G, is an operating public utility providing electric and gas service in certain areas of the State of New Jersey. EDHI is the parent of Enterprise's non-utility businesses: Community Energy Alternatives Incorporated, Public Service Resources Corporation, Energis Resources Incorporated, Enterprise Group Development Corporation, PSEG Capital Corporation and Enterprise Capital Funding Corporation.

     Enterprise's executive offices are located at 80 Park Plaza, Newark, New Jersey 07101, and its telephone number is (973) 430-7000.

                                USE OF PROCEEDS

     The proceeds to be received by the Issuers from the sale of the Preferred Securities offered hereby will be used by the Issuers to purchase Debentures from Enterprise. Unless otherwise specified in the accompanying Prospectus Supplement, the proceeds from the sale of the Debentures will be used by Enterprise for general corporate purposes.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Pursuant to the terms of each Trust Agreement, the Issuers will issue the Preferred Securities and the Common Securities. The Preferred Securities of an Issuer will represent undivided beneficial interests in the assets of such Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to the payment of Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the applicable Trust Agreement. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any other.

GENERAL

     The Preferred Securities of each Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under " -- Subordination of Common Securities." The proceeds from the sale of the Preferred Securities and the Common Securities will be used by the related Issuer to purchase a corresponding series of Debentures from Enterprise. The Debentures will be held in trust by the Property Trustee for the benefit of the holders of the related Trust Securities. Each Guarantee Agreement executed by Enterprise for the benefit of the holders of each Issuer's Preferred Securities (each, a "Guarantee") will be subordinate and junior in right of payment to all general liabilities of Enterprise. Pursuant to each Guarantee, Enterprise will agree to make payments of Distributions and payments on redemption or liquidation with respect to such Preferred Securities, but only to the extent the related Issuer holds funds available therefor and has not made such payments. See "Description of the Guarantee."

     It is anticipated that the assets of each Issuer available for distribution to the holders of its Preferred Securities will be limited to payments from Enterprise under the corresponding series of Debentures in which such Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Debentures." If Enterprise fails to make a payment on a series of Debentures, the related Issuer will not have sufficient funds to make related payments, including Distributions, on the corresponding series of Preferred Securities.

DISTRIBUTIONS

     Distributions on the Preferred Securities of each Issuer will be payable at a rate specified (or at a rate whose method of determination is described) in the accompanying Prospectus Supplement for such Preferred Securities. Unless otherwise specified in such Prospectus Supplement, the amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

     Unless otherwise specified in such Prospectus Supplement, distributions on the Preferred Securities will be cumulative and will accumulate from the date of original issuance and will be payable in arrears on the dates specified in the accompanying Prospectus Supplement except as otherwise described below. Unless otherwise specified in such Prospectus Supplement, in the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day (as defined below), payment of such Distributions will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing is referred to herein as a "Distribution Date"). Unless otherwise specified in such Prospectus Supplement, a "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or the State of New Jersey are required by law or executive order to remain closed.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the securities register of the related Issuer on the relevant record date, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under " -- Book-Entry-Only Issuance -- The Depository Trust Company." In the event that any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities will be specified in the applicable Prospectus Supplement.

     So long as no Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, Enterprise will have the right at any time and from time to time to defer payments of interest by extending the interest payment period on such series of Debentures for up to the maximum period specified in the accompanying Prospectus Supplement for such series of Debentures (each, an "Extension Period"), provided that any such Extension Period shall not extend beyond the maturity or any redemption date of the Debentures of such series. As a consequence, Distributions on the corresponding Preferred Securities would be deferred by the Issuer thereof during such Extension Period, but the amount of Distributions to which holders of the Preferred Securities would be entitled will continue to accumulate at the annual rate applicable to Distributions thereon, compounded with the same frequency with which Distributions are payable. During any Extension Period, Enterprise may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of Enterprise's capital stock. Prior to the termination of any Extension Period, Enterprise may shorten or further extend the interest payment period on a series of Debentures, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period or extend beyond the maturity or any redemption date of such Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Enterprise may elect to begin a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Option to Extend Interest Payment Period."

REDEMPTION

     Upon the payment of any series of Debentures at maturity or upon redemption, the proceeds from such payment will be applied by the Property Trustee to redeem a like amount of the corresponding Trust Securities of the Issuer thereof at a redemption price (the "Redemption Price") equal to the liquidation amount of such Trust Securities plus all accumulated and unpaid Distributions to the redemption date (the "Redemption Date"). The redemption terms of a particular series of Debentures and the corresponding Trust Securities will be set forth in the accompanying Prospectus Supplement.

     If less than all the Trust Securities of the Issuer thereof are to be redeemed on a Redemption Date, then the aggregate amount of such Trust Securities to be redeemed shall be selected by the Property Trustee among such Issuer's Preferred Securities and Common Securities pro rata based on the respective aggregate liquidation amounts of such Preferred Securities and Common Securities, subject to the provisions of " -- Subordination of Common Securities."

REDEMPTION PROCEDURES

     Notice of any redemption of Trust Securities will be given by the Property Trustee to the holders of such Trust Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. If a notice of redemption is given with respect to any Trust Securities, then, to the extent funds are available therefor, the Issuer thereof will irrevocably deposit with the paying agent for such Trust Securities funds sufficient to pay the applicable Redemption Price for the Trust Securities being redeemed on the Redemption Date and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Securities upon surrender thereof. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the holders of such Trust Securities on the relevant record dates for the related Distribution Dates.

     If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the Redemption Price, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any Redemption Date for Trust Securities is not a Business Day, then the Redemption Price will be payable on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, the Redemption Price will be payable on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer thereof or by Enterprise pursuant to the Guarantee as described under "Description of the Guarantee," Distributions on such Trust Securities will continue to accumulate at the then applicable rate from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the Redemption Date for purposes of calculating the Redemption Price.

     Subject to applicable law, Enterprise or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, each Issuer's Trust Securities, as applicable, shall be made pro rata based on the respective aggregate liquidation amounts of such Trust Securities; provided, however, that if a Debenture Event of Default has occurred and is continuing with respect to the corresponding series of Debentures, no payment of any Distribution on, or Redemption Price of, any of such Issuer's Common Securities, and no other payment on account of the liquidation of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of such Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of a redemption, the full amount of such Redemption Price on all of such Issuer's outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, all of such Issuer's outstanding Preferred Securities then due and payable.

     If a Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, the holder of the related Issuer's Common Securities will be deemed to have waived any right to act with respect to such Debenture Event of Default until the effect of such Debenture Event of Default has been cured, waived or otherwise eliminated with respect to the Preferred Securities. Until any such Debenture Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the corresponding Preferred Securities and not on behalf of Enterprise, as holder of such Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to its Trust Agreement, each Issuer shall be dissolved on the earliest to occur of: (i) the expiration of the term of such Issuer; (ii) the bankruptcy, dissolution or liquidation of Enterprise or an acceleration of the maturity of the corresponding series of Debentures held by such Issuer; (iii) if provided for in the accompanying Prospectus Supplement, upon the election of Enterprise to dissolve such Issuer and, after satisfaction of liabilities to creditors of such Issuer, cause the distribution of the corresponding series of Debentures to the holders of such Issuer's Trust Securities; (iv) the redemption of all of such Issuer's Trust Securities; and (v) an order for the dissolution of such Issuer shall have been entered by a court of competent jurisdiction. The election of Enterprise pursuant to clause (iii) above shall be made by Enterprise giving written notice to the Issuer Trustees not less than 30 days prior to the date of distribution of the corresponding series of Debentures and shall be accompanied by an opinion of counsel that such event will not be a taxable event to the holders of the Trust Securities for federal income tax purposes.

     If a dissolution event occurs as described in clause (i), (ii) or (v) above with respect to any Issuer, such Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of its Trust Securities a like amount of the corresponding series of Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Trust Securities, the aggregate liquidation amount per Trust Security specified in the accompanying Prospectus Supplement plus accumulated and unpaid Distributions thereon to the date of payment (such amount, the "Liquidation Distribution"). If the Liquidation Distribution with respect to an Issuer's Preferred Securities can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by such Issuer on such Preferred Securities shall be paid on a pro rata basis. The holders of such Issuer's Common Securities will be entitled to receive the Liquidation Distribution upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing the Preferred Securities shall have a priority over the Common Securities with respect to payment of such Liquidation Distribution.

TRUST AGREEMENT EVENT OF DEFAULT; NOTICE

     A Debenture Event of Default shall constitute a Trust Agreement Event of Default with respect to the Preferred Securities issued by the related Issuer under its Trust Agreement.

     Within 90 days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Agreement Event of Default to the holders of the corresponding Trust Securities, the Administrative Trustee and Enterprise, unless such Trust Agreement Event of Default shall have been cured or waived. Enterprise and the Administrative Trustee are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

     Under each Trust Agreement, if the Property Trustee has failed to enforce its rights under the Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, any holder of the corresponding Preferred Securities may institute a legal proceeding directly to enforce the Property Trustee's rights under the Trust Agreement or the Indenture with respect to Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder without first instituting a legal proceeding against the Property Trustee or any other person. To the extent that any action under the Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of a series of Debentures, holders of the corresponding Preferred Securities may take such action if such action is not taken by the Property Trustee. Notwithstanding the foregoing, if a Trust Agreement Event of Default attributable to Enterprise's failure to pay principal of or premium, if any, or interest on the Debentures of any series has occurred and is continuing, then each holder of Preferred Securities of the corresponding series may institute a legal proceeding directly against Enterprise for enforcement of any such payment to such holder, all as provided in the Indenture.

     If a Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, the corresponding Preferred Securities shall have a preference over the related Issuer's Common Securities with respect to the payment of Distributions and amounts payable on redemption and liquidation as described above. See " -- Liquidation Distribution Upon Dissolution" and " -- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Trust Agreement Event of Default has occurred and is continuing, any Issuer Trustee may be removed and replaced at any time by the holder of the Common Securities. If a Trust Agreement Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced at such time only by the holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless a Trust Agreement Event of Default has occurred and is continuing, at any time and from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in each Trust Agreement) may at such time be located, the holder of the Common Securities and the Administrative Trustee shall have the power (i) to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and (ii) to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. If a Trust Agreement Event of Default has occurred and is continuing, only the Property Trustee shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any corporation or other entity into which any Issuer Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any Issuer Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any Issuer Trustee, shall be the successor of such Issuer Trustee under the applicable Trust Agreement, provided such corporation or other entity shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

     An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in " -- Liquidation Distribution Upon Dissolution." An Issuer may, at the request of Enterprise, with the consent of the Administrative Trustee and without the consent of the holders of its Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any State, provided that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to such Preferred Securities or (b) substitutes for such Preferred Securities other securities substantially similar to such Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities rank with respect to the payment of Distributions and payments upon redemption and liquidation, (ii) Enterprise expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the corresponding series of Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed, (iv) such merger, consolidation, amalgamation or replacement does not cause such Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially similar to that of such Issuer, (vii) prior to such merger, consolidation, amalgamation or replacement, Enterprise has received an opinion of counsel to such Issuer to the effect that
(A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, and (B) following such merger, consolidation, amalgamation or replacement, neither such Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) Enterprise or any permitted successor assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee and Trust Agreement. Notwithstanding the foregoing, an Issuer shall not, except with the consent of all holders of its Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such Issuer or the successor entity not to be classified as a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under " -- Mergers, Consolidations, Amalgamations or Replacements of the Issuers" and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

     A Trust Agreement may be amended from time to time by Enterprise and the Issuer Trustees, without the consent of the holders of the corresponding Preferred Securities, (i) to cure any ambiguity, defect or inconsistency or (ii) to make any other change that does not adversely affect in any material respect the interests of any holder of such Preferred Securities. A Trust Agreement may be amended by Enterprise and the Issuer Trustees in any other respect, with the consent of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities, except to (i) change the amount, timing or currency or otherwise adversely affect the method of payment of any Distribution or Liquidation Distribution, (ii) restrict the right of a holder of any such Preferred Security to institute suit for enforcement of any Distribution, Redemption Price or Liquidation Distribution, (iii) change the purpose of the related Issuer, (iv) authorize the issuance of any additional beneficial interests in the related Issuer, (v) change the redemption provisions, (vi) change the conditions precedent for Enterprise to elect to dissolve the related Issuer and distribute the corresponding series of Debentures to the holders of such Preferred Securities or (vii) affect the limited liability of any holder of such Preferred Securities, which amendment requires the consent of each holder of the related Preferred Securities affected thereby. Notwithstanding the foregoing, no amendment may be made without receipt by the related Issuer of an opinion of counsel to the effect that such amendment will not affect such Issuer's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act.

     The Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to the corresponding series of Debentures, (ii) waive any past default pursuant to
Section 6.04 of the Indenture, (iii) exercise any right to rescind or annul an acceleration of the principal of the corresponding series of Debentures or (iv) consent to any amendment or modification of the Indenture, where such consent shall be required, without, in each case, obtaining the consent of the holders of at least a majority in aggregate liquidation amount of all outstanding Preferred Securities of the corresponding series; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of such Preferred Securities except by subsequent vote of the holders thereof. The Property Trustee shall notify all holders of Preferred Securities of any notice received from the Debenture Trustee as a result of the Issuer thereof being the holder of the corresponding Debentures. In addition to obtaining the consent of the holders of the Preferred Securities of the corresponding series, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel to the effect that the related Issuer will not be classified as an association taxable as a corporation or a partnership for federal income tax purposes on account of such action and will continue to be classified as a grantor trust for federal income tax purposes.

     Any required consent of holders of Preferred Securities may be given at a meeting of holders of such Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such Preferred Securities in the manner set forth in the applicable Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under certain circumstances, any Preferred Securities that are owned by Enterprise, the Issuer Trustees or any affiliate of Enterprise or any Issuer Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee) as the holder thereof. One or more fully-registered global securities will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total number of such Issuer's Preferred Securities, and will be deposited with DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities of such Issuer is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments in respect of the Preferred Securities will be made in immediately available funds by the Property Trustee on behalf of the related Issuer to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Property Trustee, the Issuer of the relevant Preferred Securities or Enterprise, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments in respect of the Preferred Securities to DTC are the responsibility of the Property Trustee on behalf of the related Issuer, disbursement of such payments to Direct Participants is the responsibility of DTC and disbursements of such payments to the Beneficial Owners is the responsibility of the Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depositary with respect to any series of Preferred Securities at any time by giving reasonable notice to the Property Trustee and Enterprise. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. Enterprise, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) as a result of such discontinuance or as a result of DTC's ineligibility to so act, in which case definitive certificates for such Preferred Securities will be issued. After a Trust Agreement Event of Default, the related Issuer will issue definitive certificates for such Issuer's Preferred Securities. Upon distribution of definitive Preferred Securities certificates, owners of such Preferred Securities will become the registered holders of such Preferred Securities.

     The information set forth above concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and Enterprise believe to be accurate, but the Issuers and Enterprise assume no responsibility for the accuracy thereof. Neither the Issuers nor Enterprise has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

     In the event that the book-entry-only system is discontinued, the payment of any Distribution, Redemption Price and Liquidation Distribution in respect of a series of Preferred Securities will be payable in the manner described in the accompanying Prospectus Supplement, and the following provisions would apply. The Property Trustee shall keep the registration books for such Preferred Securities at its corporate office. Such Preferred Securities may be transferred or exchanged for one or more Preferred Securities upon surrender thereof at the corporate office of the Property Trustee by the holders or their duly authorized attorneys or legal representatives. Upon surrender of any Preferred Securities to be transferred or exchanged, the Property Trustee shall record the registration of transfer or exchange in the registration books and shall deliver new Preferred Securities appropriately registered. The Property Trustee shall not be required to register the transfer of any Preferred Securities that have been called for redemption or on or after the liquidation date. The Issuers and the Property Trustee shall be entitled to treat the holders of the related Preferred Securities, as their names appear in the registration books, as the owners of those Preferred Securities for all purposes under the applicable Trust Agreement.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee is the sole Trustee under each Trust Agreement for purposes of the Trust Indenture Act and shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, upon a Trust Agreement Event of Default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by any Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing, and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by Enterprise and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the corresponding Trust Securities and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

MISCELLANEOUS

     The Administrative Trustee is authorized and directed to conduct the affairs of and to operate the Issuers in such a way that (i) no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or to be taxed as a corporation or partnership for federal income tax purposes, (ii) each Issuer will be classified as a grantor trust for federal income tax purposes and (iii) the Debentures held by such Issuers will be treated as indebtedness of Enterprise for federal income tax purposes. In this connection, Enterprise and the Administrative Trustee are authorized to take any action, not inconsistent with applicable law, the applicable certificate of trust of the related Issuer or the applicable Trust Agreement, that Enterprise and the Administrative Trustee determine in their discretion to be necessary or desirable for such purposes, even if such action adversely affects the interests of the holders of the corresponding Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     No Issuer may borrow money, issue debt, execute mortgages or pledge any of its assets.

     Except as otherwise provided in the Trust Agreements, any action requiring the consent or vote of the Issuer Trustees shall be approved by the Administrative Trustee.

GOVERNING LAW

     The Trust Agreements will be governed by and construed in accordance with the laws of the State of Delaware.

                          DESCRIPTION OF THE GUARANTEE

     Each Guarantee will be executed and delivered by Enterprise concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act and First Union National Bank will act as indenture trustee (the "Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act. Reference under this caption to Preferred Securities means the Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

GENERAL

     Enterprise will irrevocably agree, to the extent set forth in each Guarantee, to pay in full, to the holders of the related Issuer's Preferred Securities, the Guarantee Payments (as defined below) (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which such Issuer may have or assert. The following payments, to the extent not paid by an Issuer (the "Guarantee Payments"), will be subject to the applicable Guarantee (without duplication): (i) any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds available therefor, (ii) the Redemption Price to the extent that such Issuer has funds available therefor, and (iii) upon a voluntary or involuntary dissolution and liquidation of such Issuer (unless the corresponding series of Debentures are distributed to holders of such Preferred Securities), the lesser of (a) the aggregate of the liquidation amount specified in the Prospectus Supplement per Preferred Security plus all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds available therefor and (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities upon a dissolution and liquidation of such Issuer. Enterprise's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Enterprise to the holders of the corresponding Preferred Securities or by causing the related Issuer to pay such amounts to such holders. While the assets of Enterprise will not be available pursuant to the Guarantee for the payment of any Distribution, Liquidation Distribution or Redemption Price on any Preferred Securities if the related Issuer does not have funds available therefor as described above, Enterprise has agreed under the applicable Trust Agreement to pay all expenses of such Issuer except such Issuer's obligations under its Preferred Securities. Accordingly, the applicable Guarantee, together with the backup undertakings consisting of Enterprise's obligations under the applicable Trust Agreement, the corresponding series of Debentures and the Indenture, provide for Enterprise's full, irrevocable and unconditional guarantee of the Preferred Securities.

     No single document executed by Enterprise in connection with the issuance of a series of Preferred Securities will provide for Enterprise's full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of Enterprise's obligations under the applicable Guarantee, the applicable Trust Agreement, the corresponding series of Debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer's obligations under its Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     Each Guarantee will constitute an unsecured obligation of Enterprise and will rank subordinate and junior in right of payment to all general liabilities of Enterprise. The Trust Agreements provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee. Each Guarantee will rank pari passu with all other Guarantees issued by Enterprise. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Enterprise to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid or upon distribution to the holders of the Preferred Securities of the corresponding series of Debentures pursuant to the applicable Trust Agreement.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the corresponding Preferred Securities (in which case no consent of the holders will be required), no Guarantee may be amended without the prior approval of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities (excluding any Preferred Securities held by Enterprise or an affiliate thereof). The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement." All agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Enterprise and shall inure to the benefit of the holders of the corresponding Preferred Securities.

GUARANTEE EVENTS OF DEFAULT

     An event of default under a Guarantee (a "Guarantee Event of Default") will occur upon the failure of Enterprise to perform any of its payment or other obligations thereunder, provided that except with respect to a Guarantee Event of Default resulting from a failure to make any of the Guarantee Payments, Enterprise shall have received notice of such Guarantee Event of Default from the Guarantee Trustee and shall not have cured such Guarantee Event of Default within 60 days after receipt of such notice. The holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities (excluding any Preferred Securities held by Enterprise or an affiliate thereof) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

     Any holder of the corresponding Preferred Securities may institute a legal proceeding directly against Enterprise to enforce such holder's rights under such Guarantee without first instituting a legal proceeding against the related Issuer, the Guarantee Trustee or any other person or entity.

     Enterprise, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not Enterprise is in compliance with all the conditions and covenants applicable to it under each Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a Guarantee Event of Default, undertakes to perform only such duties as are specifically set forth in each Guarantee and, upon a Guarantee Event of Default, must exercise such of the rights and powers vested in it by the Guarantee and to use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price or Liquidation Distribution for the corresponding Preferred Securities or upon distribution of the corresponding series of Debentures to the holders of the corresponding Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the corresponding Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

     Each Guarantee will be governed by and construed in accordance with the laws of the State of New Jersey.

                         DESCRIPTION OF THE DEBENTURES

GENERAL

     The Debentures will be issued in one or more series under the Indenture. Each series of Debentures will rank pari passu with all other series of Debentures. Each series of Debentures will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to all Senior Indebtedness (as defined below) of Enterprise. See " -- Subordination." The Indenture does not limit the incurrence or issuance of Senior Indebtedness by Enterprise.

     Enterprise is a holding company whose assets consist principally of the stock in its wholly owned subsidiaries, PSE&G and EDHI. Therefore, Enterprise's rights and the rights of its creditors, including the holders of the Debentures, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization or otherwise will be subject to the prior claims of the subsidiary's creditors, except to the extent that claims of Enterprise itself as a creditor of the subsidiary may be recognized.

     The accompanying Prospectus Supplement will describe the following terms of any series of Debentures: (i) the title of such series of Debentures; (ii) the aggregate principal amount of such series of Debentures; (iii) the date or dates on which the principal of such series of Debentures shall be payable or the method of determination thereof; (iv) the rate or rates, if any, at which such series of Debentures shall bear interest, the interest payment dates on which any such interest shall be payable or the method by which any of the foregoing shall be determined; (v) any terms regarding redemption; (vi) the maximum Extension Period for such series of Debentures; and (vii) any other terms of such series of Debentures not inconsistent with the provisions of the Indenture.

     Certain federal income tax consequences and special considerations relating to the applicable series of Debentures will be described in the accompanying Prospectus Supplement.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     Under the Indenture, Enterprise shall have the right at any time and from time to time, so long as no Debenture Event of Default has occurred and is continuing with respect to such series of Debentures, to defer payments of interest by extending the interest payment period for such series of Debentures for up to the maximum Extension Period provided for such series of Debentures, provided that no Extension Period shall extend beyond the maturity or any redemption date of such series of Debentures. At the end of the Extension Period, Enterprise shall be obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During any Extension Period, Enterprise may not declare or pay any dividend on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any shares of Enterprise's capital stock. Prior to the termination of any Extension Period, Enterprise may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period for such series of Debentures or extend beyond the maturity or any redemption date of such series of Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Enterprise may elect to begin a new Extension Period, subject to the above requirements. Enterprise shall be required to give notice to the Debenture Trustee and cause the Debenture Trustee to give notice to the holders of the applicable series of Debentures of its election to begin an Extension Period, or any shortening or extension thereof, at least one Business Day prior to the date the notice of the record or payment date of the related Distribution on the corresponding series of Preferred Securities or payment of interest on such Debentures is required to be given to any national securities exchange on which such Debentures or such Preferred Securities are then listed or other applicable self-regulatory organization but in any event not less than two Business Days prior to such record date.

SUBORDINATION

     All payments by Enterprise in respect of the Debentures shall be subordinated to the prior payment in full of all amounts payable on Senior Indebtedness. The term "Senior Indebtedness" means (i) the principal of and premium, if any, in respect of (a) indebtedness of Enterprise for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by Enterprise; (ii) all capital lease obligations of Enterprise; (iii) all obligations of Enterprise issued or assumed as the deferred purchase price of property, all conditional sale obligations of Enterprise and all obligations of Enterprise under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) certain obligations of Enterprise for the reimbursement of any obligation, any letter of credit, banker's acceptance, security purchase facility or similar credit transaction entered into in the ordinary course of business of Enterprise; (v) all obligations of the type referred to in clauses
(i) through (iv) of other persons and all dividends of other persons (other than the Preferred Securities or similar securities) for the payment of which, in either case, Enterprise is responsible or liable as obligor, guarantor or otherwise (other than each Guarantee and obligations ranking pari passu with such Guarantee); and (vi) certain obligations of the type referred to in clauses
(i) through (v) of other persons secured by any lien on any property or asset of Enterprise (whether or not such obligation is assumed by Enterprise), except for any such indebtedness that is by its terms subordinated to or pari passu with the Debentures and for indebtedness between or among Enterprise and its affiliates.

     Upon any payment or distribution of assets or securities of Enterprise, upon any dissolution or winding-up or total or partial liquidation or reorganization of Enterprise, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall be paid in full before the holders of the Debentures or the Debenture Trustee on behalf of such holders shall be entitled to receive from Enterprise any payment of principal of, premium, if any, or interest on, the Debentures or distributions of any assets or securities.

     No direct or indirect payment by or on behalf of Enterprise of principal of, premium, if any, or interest on, the Debentures, whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (i) a default in the payment of all or any portion of any Senior Indebtedness or (ii) any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, requisite notice has been given to the Debenture Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

     If the Debenture Trustee or any holder of the Debentures shall have received any payment on account of the principal of, premium, if any, or interest on, the Debentures when such payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

     Nothing in the Indenture shall limit the right of the Debenture Trustee or the holders of the Debentures to take any action to accelerate the maturity of the Debentures or to pursue any rights or remedies against Enterprise, provided that all Senior Indebtedness shall be paid before holders of the Debentures are entitled to receive any payment from Enterprise of principal of, premium, if any, or interest on, the Debentures.

     Upon the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of Enterprise made on such Senior Indebtedness until the Debentures shall be paid in full.

CERTAIN COVENANTS OF ENTERPRISE

     Enterprise will covenant that it may not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of Enterprise's capital stock (i) during an Extension Period, (ii) if there has occurred and is continuing any event that is, or, with the giving of notice or the lapse of time or both would constitute, a Debenture Event of Default or (iii) if Enterprise is in default with respect to its payment or other obligations under any Guarantee. See " -- Debenture Events of Default" and "Description of the Guarantee -- Guarantee Events of Default."

     Any waiver of any Debenture Event of Default will require the approval of at least a majority of the aggregate principal amount of the corresponding series of Debentures or, if such Debentures are held by an Issuer, the approval of at least a majority in aggregate liquidation amount of the Preferred Securities of such Issuer; provided, however, that a Debenture Event of Default resulting from the failure to pay the principal of, premium, if any, or interest on, such Debentures may not be waived.

MODIFICATION OF THE INDENTURE

     From time to time, Enterprise and the Debenture Trustee, without notice to or the consent of any holders of Debentures, may amend or supplement the Indenture for any of the following purposes: (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with the provisions of the Indenture regarding consolidation, merger or sale, conveyance, transfer or lease of the properties as an entirety or substantially as an entirety of Enterprise; (iii) to provide for uncertificated Debentures in addition to or in place of certificated Debentures; (iv) to make any other change that does not in the reasonable judgment of Enterprise adversely affect the rights of any holder of the Debentures; (v) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or (vi) to set forth the terms and conditions, which shall not be inconsistent with the Indenture, of any series of Debentures and the form of Debentures of such series.

     In addition, Enterprise and the Debenture Trustee may modify the Indenture or any supplemental indenture or waive future compliance by Enterprise with the provisions of the Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the Debentures of each series affected thereby, provided that no such modification, without the consent of each holder of such Debentures, may (i) reduce the principal amount of such Debentures, (ii) reduce the principal amount of outstanding Debentures of any series the holders of which must consent to an amendment of the Indenture or a waiver, (iii) change the stated maturity of the principal of, or interest on, or the rate of interest on, such Debentures, (iv) change the redemption provisions applicable to such Debentures adversely to the holders thereof, (v) impair the right to institute suit for the enforcement of any payment with respect to such Debentures, (vi) change the currency in which payments with respect to such Debentures are to be made, or (vii) change the subordination provisions applicable to such Debentures adversely to the holders thereof, provided that if such Debentures are held by an Issuer, no modification shall be made that adversely affects the holders of the Preferred Securities of such Issuer, and no waiver of any Debenture Event of Default with respect to such Debentures or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the Preferred Securities of such Issuer or the holder of each such Preferred Security, as applicable.

DEBENTURE EVENTS OF DEFAULT

     The following are "Debenture Events of Default" with respect to the Debentures of any series: (i) default for 30 days in payment of any interest on any Debenture of that series (other than the payment of interest during an Extension Period); (ii) default in payment of principal of or premium, if any, on any Debenture of that series when the same becomes due and payable; (iii) default for 60 days after receipt by Enterprise of a "Notice of Default" in the performance of or failure to comply with any other covenant or agreement for such series of Debentures or in the Indenture or any supplemental indenture under which such series of Debentures may have been issued or (iv) certain events of bankruptcy, insolvency or reorganization of Enterprise. In case a Debenture Event of Default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization of Enterprise, in which case the principal of, premium, if any, and any interest on, all of the Debentures of the applicable series shall become immediately due and payable, the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the Debentures of that series may declare the principal, together with interest accrued thereon, of all the Debentures of that series to be due and payable; provided, however, that if a Debenture Event of Default has occurred and is continuing with respect to such Debentures and the Debenture Trustee or the holders of at least 25% in aggregate principal amount of such series of Debentures fail to declare the principal of such series of Debentures to be immediately due and payable, then, if such Debentures are held by an Issuer, the holders of at least 25% in aggregate liquidation amount of the corresponding Preferred Securities shall have such right by written notice to Enterprise and the Debenture Trustee. The holders of at least a majority in aggregate principal amount of such series of Debentures, by notice to the Debenture Trustee, may rescind an acceleration, provided that if the principal of such Debentures has been declared due and payable by the holders of the corresponding Preferred Securities, no rescission of such acceleration will be effective unless consented to by the holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities.

     Enterprise will be required to furnish to the Debenture Trustee annually a statement as to the compliance by Enterprise with all conditions and covenants under the Indenture and the Debentures and as to any Debenture Event of Default.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     Enterprise may not consolidate with or merge with or into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless (i) the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture all of the obligations of Enterprise under the Debentures and the Indenture; (ii) immediately after giving effect to such transaction, no Debenture Event of Default, and no event which after notice or lapse of time or both would become a Debenture Event of Default, has occurred and is continuing; and (iii) certain other conditions prescribed in the Indenture are met.

DEFEASANCE AND DISCHARGE

     Under the terms of the Indenture, Enterprise will be discharged from any and all obligations in respect of the Debentures of any series if Enterprise deposits with the Debenture Trustee, in trust, (i) cash and/or (ii) United States Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, premium, if any, and interest on, the Debentures of such series on the dates such payments are due in accordance with the terms of such Debentures.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     Subject to the provisions of the Indenture relating to its duties, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of any series of Debentures or the holders of the corresponding Preferred Securities, unless such holders shall have offered to the Debenture Trustee reasonable security and indemnity. Subject to such provision for indemnification, the holders of at least a majority in aggregate principal amount of any series of Debentures affected or the holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities (with each such series voting as a class), as applicable, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee with respect to such series of Debentures or exercising any trust or power conferred on the Debenture Trustee.

     The Indenture will contain limitations on the right of the Debenture Trustee, as a creditor of Enterprise, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debenture Trustee may be deemed to have a conflicting interest and may be required to resign as Debenture Trustee if at the time of a Debenture Event of Default (i) it is a creditor of Enterprise or (ii) there is a default under the indenture(s) referred to below.

     First Union National Bank is the Trustee under PSE&G's Indenture dated August 1, 1924, with respect to PSE&G's First and Refunding Mortgage Bonds and on various indentures relating to PSE&G. Enterprise and its subsidiaries maintain other normal banking relationships with First Union National Bank.

GOVERNING LAW

     The Indenture will be governed by and construed in accordance with the laws of the State of New Jersey.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        THE DEBENTURES AND THE GUARANTEE

     Payments of Distributions and redemption and liquidation payments due on a series of Preferred Securities (to the extent the Issuer thereof has funds available for such payments) will be guaranteed by Enterprise as and to the extent set forth under "Description of the Guarantee." No single document executed by Enterprise in connection with the issuance of a series of Preferred Securities will provide for Enterprise's full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of Enterprise's obligations under the applicable Guarantee, the applicable Trust Agreement, the corresponding series of Debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer's obligations under its Preferred Securities.

     A holder of any corresponding Preferred Security may institute a legal proceeding directly against Enterprise to enforce its rights under such Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

     As long as Enterprise makes payments of interest and other payments when due on a series of Debentures, such payments will be sufficient to cover the payment of Distributions and redemption and Liquidation Distributions due on the corresponding Preferred Securities, primarily because (i) the aggregate principal amount of such series of Debentures will be equal to the sum of the aggregate liquidation amount of the corresponding Preferred Securities and Common Securities, (ii) the interest rate and interest and other payment dates on such series of Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities, (iii) the applicable Trust Agreement provides that Enterprise shall pay for all and any costs, expenses and liabilities of the Issuer of such Preferred Securities except such Issuer's obligations under such Preferred Securities, and (iv) the applicable Trust Agreements provide that no Issuer will engage in any activity that is not consistent with the limited purposes of such Issuer. If and to the extent that Enterprise does not make payments on any series of Debentures, such Issuer will not have funds available to make payments of Distributions or other amounts due on the corresponding Preferred Securities.

     A principal difference between the rights of a holder of a Preferred Security (which represents an undivided beneficial interest in the assets of the Issuer thereof) and a holder of a Debenture is that a holder of a Debenture will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of Debentures held, while a holder of Preferred Securities is entitled to receive Distributions only if and to the extent such Issuer has funds available for the payment of such Distributions.

     Upon any voluntary or involuntary dissolution or liquidation of any Issuer not involving a distribution of any series of Debentures, after satisfaction of liabilities to creditors of such Issuer, the holders of the corresponding Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary liquidation or bankruptcy of Enterprise, each Issuer, as holder of the Debentures, would be a creditor of Enterprise, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of Enterprise receive payments or distributions. Since Enterprise will be the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than an Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of Enterprise in the event of liquidation or bankruptcy of Enterprise would be substantially the same.

     A default or event of default under any Senior Indebtedness would not constitute a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Debentures provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Debentures would constitute a Debenture Event of Default.

                            PROPOSED TAX LAW CHANGES

     From time to time, the Clinton Administration has proposed certain tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 20 years and is not reflected as indebtedness on such issuer's consolidated balance sheet. The term of each series of Debentures may vary and may exceed 20 years. Enterprise cannot predict what effect, if any, a proposal of the sort discussed above will have on any series of Debentures; however, if any such proposal were to become effective retroactively, Enterprise would be precluded from deducting interest paid on such Debentures which might, depending on the specific terms of such Debentures and the corresponding series of Preferred Securities, give rise to the right of Enterprise to redeem such Debentures and thereby cause a mandatory redemption of the corresponding series of Preferred Securities. Federal income tax information and consequences and redemption provisions, if any, relating to each series of Debentures and corresponding series of Preferred Securities will be discussed as applicable in the accompanying Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Issuers may offer or sell Preferred Securities offered hereby to one or more underwriters for public offering and sale by them. The Issuers may sell Preferred Securities as soon as practicable after effectiveness of the Registration Statement. Any such underwriter involved in the offer and sale of the Preferred Securities will be named in an accompanying Prospectus Supplement.

     Underwriters may offer and sell the Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from Enterprise in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from such underwriters.

     Any underwriting compensation paid by Enterprise on behalf of the Issuers to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of the Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters and dealers may be entitled, under agreement with Enterprise and the Issuers, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Enterprise for certain expenses.

     Underwriters and dealers may engage in transactions with, or perform services for, Enterprise and/or any of its affiliates in the ordinary course of business.

     Each series of Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Securities are sold by the Issuers for public offering and sale may make a market in such Preferred Securities but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Preferred Securities.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for Enterprise by James T. Foran, Esquire, Associate General Counsel of Enterprise or R. Edwin Selover, Esquire, Vice President and General Counsel of Enterprise and by Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania, special tax counsel to Enterprise and the Issuers, and by Richards, Layton & Finger, P.A., special Delaware counsel to Enterprise and the Issuers, and for the underwriters by Brown & Wood LLP, New York, New York, who may rely on the opinion of Mr. Selover or Mr. Foran as to matters of New Jersey law. R. Edwin Selover, Esquire or James T. Foran, Esquire and Brown & Wood LLP may rely on the opinion of Ballard Spahr Andrews & Ingersoll as to matters of Pennsylvania law and on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Messrs. Selover and Foran are also employees of PSE&G.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules of Enterprise, incorporated in this Prospectus by reference from Enterprise's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee............................................................................................   $  147,500
Printing and engraving..........................................................................................      150,000
Legal fees and expenses.........................................................................................      297,000
Fees of accountants.............................................................................................       45,000
Fees of trustees................................................................................................       60,000
Blue sky fees and expenses......................................................................................        2,500
NYSE Listing Fee................................................................................................      100,300
Rating agency fees..............................................................................................      262,500
Miscellaneous...................................................................................................       35,200
                                                                                                                   ----------
     Total......................................................................................................   $1,100,000
                                                                                                                   ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 14A:3-5 of the New Jersey Business Corporation Act,
Enterprise

          (1) has power to indemnify each director and officer of Enterprise (as well as its employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in the right of Enterprise, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Enterprise, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

          (2) has power to indemnify each director and officer of Enterprise against expenses in connection with any proceeding by or in the right of Enterprise to procure a judgment in its favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Enterprise; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to Enterprise, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

          (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

          (4) has power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not Enterprise would have the power to indemnify him against such expenses and liabilities under the statute.

     As used in the statute, "expenses" means reasonable costs, disbursements and counsel fees, "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, and "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

     Indemnification may be awarded by a court under (1) or (2) as well as under
(3) above, notwithstanding a prior determination by Enterprise that the director or officer has not met the applicable standard of conduct.

     Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

     Article 8, Section 1 of Enterprise's Certificate of Amendment of Certificate of Incorporation provides as follows:

     1. Indemnification:

          The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

          Article 8, Section 2 of Enterprise's Certificate of Amendment of Certificate of Incorporation provides as follows:

     2. Limitation of Liability:

          To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

     Each form of Underwriting Agreement between Enterprise and the Underwriters contains a provision under which each Underwriter agrees to indemnify the directors of Enterprise and each of its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 (the "1933 Act") from information furnished to Enterprise in writing by or on behalf of such Underwriter.

     The directors and officers of Enterprise are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and Enterprise is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by Enterprise.

ITEM 16. LIST OF EXHIBITS.

EXHIBIT
-------
 1-1      Form of Underwriting Agreement for Debt Securities.
 1-2      Form of Underwriting Agreement for Trust Preferred Securities.*
 3-1      Certificate of Trust for Enterprise Capital Trust II (Exhibit 3-2).*
 3-2      Certificate of Trust for Enterprise Capital Trust III (Exhibit 3-3).*
 3-3      Trust Agreement for Enterpise Capital Trust II (Exhibit 3-5).*
 3-4      Trust Agreement for Enterpise Capital Trust III (Exhibit 3-6).*
 3-5      Form of Amended and Restated Trust Agreement for Enterprise Capital II (Exhibit 3-8).*
 3-6      Form of Amended and Restated Trust Agreement for Enterprise Capital III (Exhibit 3-9).*
 4-1      Form of Preferred Security Certificate for Enterprise Capital Trust II (included in Exhibit 3-5).*
 4-2      Form of Preferred Security Certificate for Enterprise Capital Trust III (included in Exhibit 3-6).*
 4-3      Form of Deferrable Interest Subordinated Debenture (included in Exhibit 4-5).*
 4-4      Indenture between Public Service Enterprise Group Incorporated and First Union National Bank, as Trustee,
          dated January 1, 1998 providing for Deferrable Interest Subordinated Debentures in Series (Exhibit 4f).**
 4-5      Form of Deferrable Interest Subordinated Debenture Supplemental Indenture (Exhibit 4-6).*
 4-6      Form of Senior Indenture for Public Service Enterprise Group Incorporated.
 4-7      Form of Subordinated Indenture for Public Service Enterprise Group Incorporated.
 4-8      Form of Senior Debt Security.***
 4-9      Form of Subordinated Debt Security.***
 4-10     Form of Guarantee Agreement for Enterprise Capital Trust II (Exhibit 4-8).*
 4-11     Form of Guarantee Agreement for Enterprise Capital Trust III (Exhibit 4-9).*
 5-1      Opinion of James T. Foran, Esquire relating to the validity of the
          Debt Securities, the Debentures and the Guarantees, including consent.
 5-2      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of Enterprise
          Capital Trust II, including consent.
 5-3      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of Enterprise
          Capital Trust III, including consent.
 8        Opinion of Ballard Spahr Andrews & Ingersoll, special tax counsel, as to tax matters, including consent.
 12       Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Enterprise's Annual Report on Form 10-K for the year ended
          December 31, 1997).*
 23-1     Consent of Independent Auditors.
 23-2     Consent of James T. Foran, Esquire (included in Exhibit 5-1).
 23-3     Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5-2 and 5-3).

EXHIBIT
-------
 23-4     Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 8).
 24       Power of Attorney.
 25-1     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Indenture Trustee under the Senior
          Indenture for Public Service Enterprise Group Incorporated.
 25-2     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Indenture Trustee under the Subordinated
          Indenture for Public Service Enterprise Group Incorporated.
 25-3     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Indenture Trustee under the Deferrable
          Interest Subordinated Debenture Indenture and Deferrable Interest
          Subordinated Debenture Supplemental Indenture.
 25-4     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Property Trustee under the Amended and
          Restated Trust Agreement for Enterprise Capital Trust II.
 25-5     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Property Trustee under the Amended and
          Restated Trust Agreement for Enterprise Capital Trust III.
 25-6     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Guarantee Trustee under the Guarantee
          Agreement for Enterprise Capital Trust II.
 25-7     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Guarantee Trustee under the Guarantee
          Agreement for Enterprise Capital Trust III.

---------------

  * Previously filed as the indicated exhibit to Registration Statement on Form S-3 (No. 333-43241) and incorporated herein by reference.
 ** Previously filed as the indicated exhibit to Enterprise's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference.
*** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on form S-3 or form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The Registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (e) The Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrants, Enterprise Capital Trust II and Enterprise Capital Trust III each certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this fourteenth day of May, 1998.

                                         ENTERPRISE CAPITAL TRUST II

                                         By: Public Service Enterprise Group
                                           Incorporated, as Sponsor

                                         By: /s/  E. JAMES FERLAND
                                             --------------------------------

                                         ENTERPRISE CAPITAL TRUST III

                                         By: Public Service Enterprise Group
                                           Incorporated, as Sponsor

                                         By: /s/   E. JAMES FERLAND
                                             --------------------------------

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Enterprise Group Incorporated, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this fourteenth day of May, 1998.

                                         PUBLIC SERVICE ENTERPRISE GROUP
                                         INCORPORATED

                                         By: /s/   E. JAMES FERLAND
                                             --------------------------------
                                                   E. JAMES FERLAND
                                             CHAIRMAN OF THE BOARD AND PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                          CAPACITY                            DATE
------------------------------------------------------  -------------------------------------------   ------------------

                 /s/E. JAMES FERLAND                    Principal Executive Officer and Director      May 14, 1998
-------------------------------------------------------
                   E. JAMES FERLAND

                 /s/ROBERT C. MURRAY                    Principal Financial Officer                   May 14, 1998
-------------------------------------------------------
                   ROBERT C. MURRAY

                 /s/PATRICIA A. RADO                    Principal Accounting Officer                  May 14, 1998
-------------------------------------------------------
                   PATRICIA A. RADO

     This Registration Statement has also been signed by Robert C. Murray, Attorney-in-Fact, on behalf of the following Directors on May 14, 1998.

Lawrence R. Codey                             Irwin Lerner
Ernest H. Drew                                Marilyn M. Pfalz
T.J. Dermot Dunphy                            Forrest J. Remick
Raymond V. Gilmartin                          Richard J. Swift
Conrad K. Harper                              Josh S. Weston

                                              By: /s/ROBERT C. MURRAY
                                                  -----------------------------
                                                  ROBERT C. MURRAY
                                                  ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT
-------
 1-1      Form of Underwriting Agreement for Debt Securities.
 1-2      Form of Underwriting Agreement for Trust Preferred Securities.*
 3-1      Certificate of Trust for Enterprise Capital Trust II (Exhibit 3-2).*
 3-2      Certificate of Trust for Enterprise Capital Trust III (Exhibit 3-3).*
 3-3      Trust Agreement for Enterpise Capital Trust II (Exhibit 3-5).*
 3-4      Trust Agreement for Enterpise Capital Trust III (Exhibit 3-6).*
 3-5      Form of Amended and Restated Trust Agreement for Enterprise Capital II (Exhibit 3-8).*
 3-6      Form of Amended and Restated Trust Agreement for Enterprise Capital III (Exhibit 3-9).*
 4-1      Form of Preferred Security Certificate for Enterprise Capital Trust II (included in Exhibit 3-5).*
 4-2      Form of Preferred Security Certificate for Enterprise Capital Trust III (included in Exhibit 3-6).*
 4-3      Form of Deferrable Interest Subordinated Debenture (included in Exhibit 4-5).*
 4-4      Indenture between Public Service Enterprise Group Incorporated and First Union National Bank, as Trustee,
          dated January 1, 1998 providing for Deferrable Interest Subordinated Debentures in Series (Exhibit 4f).**
 4-5      Form of Deferrable Interest Subordinated Debenture Supplemental Indenture (Exhibit 4-6).*
 4-6      Form of Senior Indenture for Public Service Enterprise Group Incorporated.
 4-7      Form of Subordinated Indenture for Public Service Enterprise Group Incorporated.
 4-8      Form of Senior Debt Security.***
 4-9      Form of Subordinated Debt Security.***
 4-10     Form of Guarantee Agreement for Enterprise Capital Trust II (Exhibit 4-8).*
 4-11     Form of Guarantee Agreement for Enterprise Capital Trust III (Exhibit 4-9).*
 5-1      Opinion of James T. Foran, Esquire relating to the validity of the
          Debt Securities, the Debentures and the Guarantees, including consent.
 5-2      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of Enterprise
          Capital Trust II, including consent.
 5-3      Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of Enterprise
          Capital Trust III, including consent.
 8        Opinion of Ballard Spahr Andrews & Ingersoll, special tax counsel, as to tax matters, including consent.
 12       Computations of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Enterprise's Annual Report on Form 10-K
          for the year ended December 31, 1997).*
 23-1     Consent of Independent Auditors.
 23-2     Consent of James T. Foran, Esquire (included in Exhibit 5-1).
 23-3     Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5-2 and 5-3).
 23-4     Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 8).
 24       Power of Attorney.
 25-1     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Indenture Trustee under the Senior
          Indenture for Public Service Enterprise Group Incorporated.
 25-2     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Indenture Trustee under the Subordinated
          Indenture for Public Service Enterprise Group Incorporated.
 25-3     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Indenture Trustee under the Deferrable
          Interest Subordinated Debenture Indenture and Deferrable Interest
          Subordinated Debenture Supplemental Indenture.
 25-4     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Property Trustee under the Amended and
          Restated Trust Agreement for Enterprise Capital Trust II.
 25-5     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Property Trustee under the Amended and
          Restated Trust Agreement for Enterprise Capital Trust III.
 25-6     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Guarantee Trustee under the Guarantee
          Agreement for Enterprise Capital Trust II.
 25-7     Statement of Eligibility under the Trust Indenture Act of 1939 of
          First Union National Bank, as Guarantee Trustee under the Guarantee
          Agreement for Enterprise Capital Trust III.

---------------
  * Previously filed as the indicated exhibit to Registration Statement on Form S-3 (No. 333-43241) and incorporated herein by reference.
** Previously filed as the indicated exhibit to Enterprise's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and incorporated herein by reference.
*** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.